SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

This Series A Preferred Stock and Warrant Purchase Agreement (this “Agreement”) is made as of April 18, 2008, by and between Stratos Renewables, Inc. a Nevada corporation (the “Company”), and _______________________ (the “Investor”).

SECTION 1

Authorization, Sale and Issuance of Series A Preferred Stock and Warrant

1.1 Authorization.  The Company will, prior to the Closing (as defined below), authorize (a) the sale and issuance of _______________________ shares (the “Shares”) of the Company’s Series A Preferred Stock, $.001 par value (the “Series A Preferred Stock”), having the rights, privileges, preferences and restrictions set forth in the Amended and Restated Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock of the Company, in substantially the form attached hereto as Exhibit A (the “Certificate of Designation”); (b) the issuance of a warrant, in substantially the form attached hereto as Exhibit B (the “Warrant”), for the purchase of up to _______________________ shares of common stock, $.001 par value (the “Common Stock”) of the Company (the “the Warrant Shares”); and (c) the reservation of shares of Common Stock for issuance upon conversion of the Warrant Shares (the “Conversion Shares”).

1.2 Sale and Issuance of Shares.  Subject to the terms and conditions of this Agreement, the Investor agrees to purchase, and the Company agrees to sell and issue to the Investor, the Shares at a cash purchase price of $0.70 per share and an aggregate purchase price for all Shares equal to _______________________ (the “Total Base Purchase Price”).

1.3 Funding Fee. On the Closing Date (as defined below), the Company shall pay the Investor an amount equal to two percent (2%) of the Total Base Purchase Price (i.e., ten thousand dollars ($10,000.00)) in consideration for the purchase by the Investor of the Shares (the “Funding Fee”). The Total Base Purchase Price less the Funding Fee shall be referred to as the “Total Purchase Price.”

1.4 Issuance of Series A Warrant.  On the Closing Date, the Company shall issue to the Investor the Warrant to purchase up to the number of Warrant Shares. The Warrant shall be issued in substantially the same form as attached hereto as Exhibit B.

SECTION 2

Closing Date and Delivery

2.1 Closing. The purchase, sale and issuance of the Shares and the Warrant shall take place at a closing (the “Closing”) at the offices of Stratos Renewables Corporation, 9440 Santa Monica Blvd., Suite 401, Beverly Hills, California 90210, to be consummated simultaneously herewith (the “Closing Date”).

2.2 Delivery.  At the Closing, the Company will deliver to the Investor a certificate registered in the Investor’s name representing the Shares (the “Stock Certificate”) and the executed Warrant to purchase up to the number of Warrant Shares against payment of the Total Purchase Price less any amounts to be reimbursed by the Company to the Investor pursuant to Section 8.1, by wire transfer in accordance with the Company’s instructions.

SECTION 3

Representations and Warranties of the Company

The Company represents and warrants to the Investor that:

3.1 Due Incorporation, Qualification, etc. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (b) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (c) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” shall mean a material adverse effect on (i) the business, assets, operations, prospects or financial or other condition of the Company; (ii) the ability of the Company to pay or perform its obligations under this Agreement in accordance with the terms of this Agreement and the other Transaction Documents (as defined below) and to avoid an event of default, or an event which, with the giving of notice or the passage of time or both, would constitute an event of default, under any Transaction Document; or (iii) the rights and remedies of the Investor under this Agreement, the other Transaction Documents or any related document, instrument or agreement.

3.2 Authority. The execution, delivery and performance by the Company of this Agreement, the Warrant and the Stock Certificate, and all such other documents required by the terms of this Agreement to be executed by the Company (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated thereby (a) are within the power of the Company and (b) have been duly authorized by all necessary actions on the part of the Company.

3.3 Enforceability. Each Transaction Document has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

3.4 Non-Contravention. The execution and delivery by the Company of the Transaction Documents and the performance and consummation of the transactions contemplated thereby do not and will not (a) violate the Company’s Articles of Incorporation or Bylaws, as amended, as the case may be (“Charter Documents”), or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (b) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (c) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties. For the purposes of this Agreement, “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

3.5 Approvals. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, in each case in accordance with the terms hereof or thereof.

3.6 No Violation or Default. The Company is not in violation of or in default with respect to (a) its Charter Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to it; or (ii) any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a Material Adverse Effect.

3.7 Subsidiaries. Other than Stratos del Peru S..A.C., the Company does not presently own or control, directly or indirectly, any interest in any other Person.

3.8 Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company at law or in equity in any court or before any other governmental authority that if adversely determined (a) would (alone or in the aggregate) have a Material Adverse Effect or (b) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby.

3.9 Taxes. Within the times and in the manner prescribed by law, the Company has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

3.10 OTCBB Compliance. The Company is in compliance with all requirements for, and its Common Stock is quoted on the Electronic Over-the-Counter Bulletin Board system.

3.11 SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC (the “SEC Documents”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission (“SEC”) with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.12 Capitalization. The authorized capital stock of the Company currently consists of 250,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, $.001 par value (the “Preferred Stock”), of which 59,972,936 shares of Common Stock and 7,142,857 shares of Preferred Stock are issued and outstanding. Except as provided for in this Agreement, there are no outstanding shares of Common Stock, Preferred Stock, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating the Company to issue any additional shares of its capital stock of any class. All outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable.

3.13 Issuance of Shares. The Shares of Series A Preferred Stock when issued in accordance with the terms of this Agreement, the Conversion Shares when issued upon such conversion and the Warrant Shares when issued pursuant to the exercise of the Warrant (a) will be duly and validly issued, fully paid and nonassessable, (b) will be free of any liens or encumbrances and (c) will not trigger any anti-dilution provisions or similar rights of any kind.

3.14 General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) in connection with the offer or sale of the Shares or Warrant.

3.15 Accuracy of Information Furnished. None of the Transaction Documents and none of the other certificates, statements or information furnished to the Investor by or on behalf of the Company in connection with the Transaction Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.16 Related Party Transactions. Except as set forth on Schedule 3.16, no affiliate, officer, director, or any Related Party is a party to any agreement with the Company. No employee of the Company or any Related Party is indebted in any amount to the Company and, except for accrued payroll obligations, the Company is not indebted to any of its employees or any Related Party. For purposes of this Agreement, “Related Party” shall mean with respect to any specified Person (i) each Person who, together with its affiliates, owns of record or beneficially at least five percent of the outstanding capital stock of the specified Person as of the date of this Agreement; (ii) each individual who is, or who has at any time been, an officer or director of the specified Person; (iii) each affiliate of the Persons referred to in clauses (i) and (ii) above; (iv) any trust or other entity (other than the specified Person) in which any one of the Persons referred to in clauses (i), (ii) and (iii) above holds (or in which more than one of such Persons collectively hold), beneficially or otherwise, a voting, proprietary or equity interest; and (v) any trust or other entity (other than the specified Person) with which any of such Persons is affiliated.

3.17 Undisclosed Liabilities. The Company has not undertaken or incurred any liability or obligation, direct or contingent, except for liabilities or obligations disclosed in the SEC Documents.

3.18 Conversion Price Adjustments. No adjustment has been made to the Conversion Price (as set forth in the Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock of the Company) of any outstanding shares of Series A Preferred Stock.

SECTION 4

Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Company as follows:

4.1 Binding Obligation. The Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement is a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

4.2 Securities Law Compliance. The Investor has been advised that the Shares and the Conversion Shares have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor has not been formed solely for the purpose of making this investment and is purchasing the Shares and the Warrant Shares for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

4.3 Access to Information. The Investor acknowledges that the Company has given the Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by the Investor, and has furnished the Investor with all documents and other information required for the Investor to make an informed decision with respect to the purchase of the Shares and the Warrant Shares.

SECTION 5

Registration Rights

5.1 Demand Registration. At any time and from time to time prior to the five (5) year anniversary of the Closing Date (the “Exercise Period”), the Investor shall have the right, exercisable by making a written request (a “Demand Request”) to the Company (which request shall specify the aggregate number of shares of Common Stock underlying the Shares, the Conversion Shares and the Warrant Shares requested to be registered), to require that the Company file a registration statement (the “Demand Registration Statement”) with the SEC covering, for the Investor, the shares of Common Stock underlying the Shares, the Conversion Shares and the Warrant Shares specified in the Demand Request. The Company will file the Demand Registration Statement no later than thirty (30) calendar days after the Company’s receipt of the Demand Request. If (i) in the good faith judgment of the Board of Directors of the Company, the filing of the Demand Registration Statement covering the Common Stock underlying the Shares, the Conversion Shares and the Warrant Shares would be materially detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such Demand Registration Statement at such time, and (ii) the Company shall furnish to the Investor a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such Demand Registration Statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such Demand Registration Statement, then the Company shall have the right to defer such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Investor, provided that, that the Company shall not defer its obligation in this manner more than one (1) time under this Agreement; and provided, further, that the length of any such deferment shall be added to the Exercise Period. The Demand Registration Statement filed pursuant to the request of the Investor may include other securities of the Company and may include securities of the Company being sold for the account of the Company. If the SEC limits the number of securities that may be registered on any Demand Registration Statement, such number of securities shall be cutback (in the following order) to comply with any such limitation imposed by the SEC: (i) securities of the Company other than the Shares, the Conversion Shares and the Warrant Shares and (ii) the Shares, the Conversion Shares and the Warrant Shares.

5.2 Company Registration. Upon the consummation of a PIPE financing with institutional investors for at least $25 million, net of offering expenses (the “PIPE”), the Company will file a registration statement (the “Company Registration Statement”) covering, for the Investor, 100% of the shares of Common Stock underlying the Shares and the Conversion Shares no later than thirty (30) calendar days after the Company closes the PIPE (the “Filing Date”), except that if the SEC limits the number of securities that may be registered on the Company Registration Statement, such number of securities shall be cutback (in the following order) to comply with any such limitation imposed by the SEC: (i) shares of Common Stock underlying any and all warrants required to be registered, (ii) Common Stock and (iii) shares of Common Stock underlying the Shares. Any required cutbacks shall be applied to investors pro-rata in accordance with the number of securities sought to be included in such Company Registration Statement. The Company shall use its best efforts to have the Company Registration Statement declared effective by the SEC as soon as possible after the Filing Date.

5.3 Piggyback Rights. If, at any time, the Company files a registration statement (the “Company Registration Statement”) for any securities, then the Investor shall have the option to require that the Company include in the Company Registration Statement any or all of the shares of Common Stock underlying the Shares, the Conversion Shares and the Warrant Shares, except that if the SEC limits the number of securities that may be registered on the Company Registration Statement, such number of securities shall be cutback (in the following order) to comply with any such limitation imposed by the SEC: (i) shares of Common Stock underlying any and all warrants required to be registered, (ii) Common Stock and (iii) shares of Common Stock underlying the Shares. Any required cutbacks shall be applied to investors pro-rata in accordance with the number of securities sought to be included in such Company Registration Statement. The Company shall use its best efforts to have the Company Registration Statement declared effective by the SEC as soon as possible after the date of filing the Company Registration Statement.

5.4 Penalty. Except as set forth in Section 5.1 above, if the Demand Registration Statement or Company Registration Statement, as applicable, is not filed within thirty (30) calendar days of receipt of the Company’s Demand Request or the closing of the PIPE, as applicable, or is not declared effective by the SEC for any reason within one hundred fifty (150) calendar days of the Company’s receipt of the Demand Request, or after the closing of the PIPE, as applicable, the Company will be required to pay the Investor an amount (the “Periodic Amount”) equal to 1.5% of the Total Base Purchase Price for each thirty (30) day period (pro rated for a shorter period), in each case until the Demand Registration Statement or Company Registration Statement, as applicable, is filed or declared effective, as the case may be. In no event will the aggregate Periodic Amounts exceed 10% of the Total Base Purchase Price. Periodic Amount payments shall be made by the Company to the Investor if effectiveness of the Demand Registration Statement or Company Registration Statement, as applicable, is suspended for more than thirty (30) consecutive days. In no event shall the Company be liable for liquidated damages as to any shares of Common Stock underlying the Shares or Conversion Shares which are not permitted by the SEC to be included in the Demand Registration Statement or Company Registration Statement, as applicable, solely due to comments received by the Company from the SEC.

5.5 Information Requirements. The Company may request the Investor to furnish the Company with such information with respect to the Investor and the Investor’s proposed distribution of securities being purchased hereunder pursuant to the Demand Registration Statement or Company Registration Statement, as applicable, as the Company may from time to time reasonably request in writing or as shall be required by law or by the SEC in connection therewith, and the Investor agrees to furnish the Company with such information.

SECTION 6

Conditions to the Investor’s Obligation to Close

The Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Investor:

6.1 Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

6.2 Governmental Approvals and Filings. The Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Shares and the Warrant.

6.3 Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Shares and the Warrant shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

6.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investor.

6.5 Transaction Documents. The Company shall have duly executed and delivered to the Investor each of the Transaction Documents.

6.6 Amended and Restated Articles of Incorporation. The Amended and Restated Articles of Incorporation of the Company, in the form attached hereto as Exhibit C, shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Nevada.

6.7 Certificate of Designation. The Certificate of Designation shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Nevada.

6.8 Opinion. The Investor shall have received from Baker & Hostetler LLP, counsel for the Company, an opinion, dated as of the date hereof, in form and substance reasonably satisfactory to the Investor.

SECTION 7

Conditions to Company’s Obligation to Close

The Company’s obligation to issue and sell the Shares and the Warrant at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

7.1 Representations and Warranties. The representations and warranties made by the Investor in Section 4 shall be true and correct when made, and shall be true and correct on the Closing Date.

7.2 Governmental Approvals and Filings. The Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Shares and the Warrant.

7.3 Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Shares and the Warrant shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

7.4 Purchase Price. The Investor shall have delivered to the Company the Total Purchase Price.

SECTION 8

Miscellaneous

8.1 Indemnification. The Company hereby agrees to indemnify and hold harmless the Investor, its affiliates, partners, officers, directors, employees, agents and representatives (each, an “Indemnified Party”) against any liability, obligation or proceeding by any third party (including any derivative actions brought through or in the name of the Company ) in connection with (a) the status or conduct of the Company, (b) the execution, delivery and performance of this Agreement or any other document or instrument entered into in connection with the transactions contemplated hereby (including Section 5) or (c) the Indemnified Party’s role with the Company or any such transactions.

8.2 Expenses.  The Company shall pay for all expenses incurred by the Company and the Investor in connection with the transactions contemplated by this Agreement. The Company shall also pay all stamp and other taxes and duties levied in connection with the issuance of the Shares of Series A Preferred Stock, or upon the conversion thereof, the Conversion Shares. The Investor shall be entitled to deduct the amount of such expenses from the Total Purchase Price.

8.3 Public Announcements. Except as otherwise required by applicable laws, rules or regulations, neither the Company, nor the Investor shall make any public announcement with respect to this Agreement or the transactions contemplated hereby, without the written consent of the other party hereto; provided, however, that the Company shall not be required to obtain such consent if a governmental entity specifically requests disclosure; provided, further that the Investor may review and comment on such disclosure.

8.4 Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Investor.

8.5 Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to either party to this Agreement upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

8.6 Attorney’s Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

8.7 Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

8.8 Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

8.9 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by either party without the prior written consent of the non-assigning party; provided, that the Investor may assign its rights hereunder (including the rights in Section 5) to any of its affiliates without the Company’s prior consent. Except as set forth in the previous sentence, any attempt by the Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

8.10 Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement between the Company and the Investor and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

8.11 Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (a) if to the Investor, at the Investor’s address or facsimile number set forth on the signature page hereto, or at such other address as the Investor shall have furnished the Company in writing, or (b) if to the Company, at 9440 Little Santa Monica Blvd., Suite 401, Beverly Hills, CA 90210, Attn: Katharine Alade, facsimile: (310) 402-5931, or at such other address or facsimile number as the Company shall have furnished to the Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

8.12 Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

8.13 Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

8.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

COMPANY:

STRATOS RENEWABLES
CORPORATION

By:
Steven Magami
President

INVESTOR:

By:

By:

Address:

EXHIBIT A

CERTIFICATE OF DESIGNATION, POWERS, PREFERENCES
AND RIGHTS OF SERIES A PREFERRED STOCK
OF STRATOS RENEWABLES CORPORATION

See attached.

1

EXHIBIT B

FORM OF WARRANT

See attached.

1

EXHIBIT C

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF STRATOS RENEWABLES CORPORATION

See attached.

1

STRATOS RENEWABLES CORPORATION

SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

APRIL 18, 2008